                                  EXHIBIT 11

                           SEATTLE FILMWORKS,  INC.

                       COMPUTATION OF EARNINGS PER SHARE


                                                                     FISCAL YEARS ENDED
                                                        SEPTEMBER 28,   SEPTEMBER 30,   SEPTEMBER 24,
                                                            1996            1995            1994
                                                        =============   =============   =============

COMPUTATION OF PRIMARY EARNINGS PER SHARE:
-----------------------------------------------------

 WEIGHTED AVERAGE SHARES OUTSTANDING                       10,779,991      10,601,169      11,377,508

 NET EFFECT OF DILUTIVE STOCK OPTIONS BASED ON THE
 TREASURY STOCK METHOD USING AVERAGE MARKET PRICE           1,039,409       1,032,218         906,060
                                                           ----------      ----------      ----------

TOTAL SHARES AND EQUIVALENTS                               11,819,400      11,633,387      12,283,568
                                                           ==========      ==========      ==========

NET INCOME                                                 $8,017,000      $5,682,000      $4,438,000
                                                           ==========      ==========      ==========

PRIMARY EARNINGS PER SHARE                                 $      .68      $      .49      $      .36
                                                           ==========      ==========      ==========


COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE:
------------------------------------------------

 WEIGHTED AVERAGE SHARES OUTSTANDING                        10,779,991     10,601,169     11,377,508

 NET EFFECT OF DILUTIVE STOCK OPTIONS BASED ON THE
 TREASURY STOCK METHOD USING THE HIGHER OF YEAR-END
 MARKET PRICE OR AVERAGE MARKET PRICE                        1,091,907       1,130,592     1,017,169
                                                            ----------      ----------    ----------

 TOTAL SHARES AND EQUIVALENTS                               11,871,898      11,731,761    12,394,677
                                                            ==========      ==========    ==========

 NET INCOME                                                 $8,017,000      $5,682,000    $4,438,000
                                                            ==========      ==========    ==========

FULLY DILUTED EARNINGS PER SHARE                            $      .68      $      .48    $      .36
                                                            ==========      ==========    ==========

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